Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172662 on Form S-3, Nos. 033-54871, 033-54873, 033-54875, 333-39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, 333-160247, 333-175609 and 333-185587 on Form S-8, and No. 333-154796 on Form S-4, of our report dated March 27, 2013 (June 21, 2013, as to the effects of presenting Best Buy Europe as discontinued operations as described in Note 1), relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc., and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company changing its fiscal year end from the Saturday nearest the end of February to the Saturday nearest the end of January and concerning the retrospective adjustment to present the Best Buy Europe business as discontinued operations), and our report dated March 27, 2013, relating to the effectiveness of the Company's internal control over financial reporting, appearing in the Current Report on Form 8-K of the Company dated June 21, 2013.

Minneapolis, Minnesota
June 21, 2013